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                                                                    EXHIBIT 6(L)


                              CONSULTANCY AGREEMENT

THIS AGREEMENT made the 30th day of June 1999.

BETWEEN: SYSCAN INTERNATIONAL INC., a corporation incorporated under the laws of Canada,

                                   (hereinafter called "SYSCAN")

                                   OF THE FIRST PART


AND:                               2977541 CANADA INC., a corporation
                                   incorporated under the laws of Canada,

                                   (hereinafter called "2977541")


AND:                               DANIEL C. BENOIT, businessman of Montreal,
                                   Quebec,

                                   (hereinafter called "Benoit")

                                   OF THE SECOND PART

AND: AXYN CANADA CORPORATION, a corporation incorporated under the laws of Ontario,

                                   (hereinafter called "AXYN CANADA")

                                   OF THE THIRD PART

AND: AXYN CORPORATION, a corporation incorporated under the laws of Colorado,

                                   (hereinafter called "AXYN")

                                   OF THE FOURTH PART

WHEREAS AXYN Canada, AXYN, 2977541 and Benoit have entered into a purchase agreement concurrently with the present Agreement in virtue of which 2977541 and Benoit have agreed to sell, assign and transfer to AXYN Canada which has agreed to purchase from 2977541 and Benoit, 10,460,031 issued and outstanding common shares in the capital stock of Syscan.


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AND WHEREAS Syscan wishes to retain 2977541 as a consultant for a period of 3 years, subject to a non-competition undertaking from 2977541;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT the parties hereto agree as follow:

                                    ARTICLE 1

                                 INTERPRETATION

1.1 DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

        a) "AGREEMENT" means this Consulting Agreement and all instrument delivered pursuant hereto or in amendment or confirmation hereof; "hereof", "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article or Section-, "Article" or "Section" means and refers to the specified article or Section of this Agreement;

        b) "Person" includes an individual, partnership, corporation, unincorporated organization, trust, joint venture, the Crown or any agency or instrumentality thereof or any juridical entity.

1.2 DIVISION. HEADINGS, INDEX. The division of this Agreement into Articles, Sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3 GENDER AND NUMBER. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4 PROPER LAW OF AGREEMENT. This Agreement shall be governed and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein and shall be treated, in all respects, as an Quebec contract. Each party hereby irrevocably attorns to and submits to the exclusive jurisdiction of the Courts of Quebec with respect to any matter arising hereunder or related hereto.

1.5 INVALIDITY OF PROVISIONS. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or unenforceability of any other provision hereof and any such invalid or unenforceability provision shall be deemed to be severable.

1.6 ENTIRE AGREEMENT . This Agreement, together with the agreements and other documents to be delivered pursuant hereto, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or referred to herein. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.


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1.7     SUCCESSORS -and Assigns. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns.

1.8 CURRENCY. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in Canadian funds.

1.9 TENDER . Any tender of documents or money hereunder may be made upon the parties or their respective counsel and money be tendered by official bank draft drawn upon a Canadian chartered bank or by negotiable cheque payable in Canadian funds and certified by a Canada chartered bank or trust company.

                                    ARTICLE 2

                           RESIGNATION AND CONSULTANCY

2.1 RESIGNATION. Subject to the consultancy agreement provided in paragraph 2.2, Benoit hereby resigns from all his functions and offices at Syscan, including as officer and employee of Syscan.

2.2 CONSULTANCY. Syscan hereby retains 2977541 as a consultant to perform certain services for Syscan.

                                    ARTICLE 3

                                      TERM

3.1 Subject to the provisions Article 5 provided hereinunder, 2977541 will have to render services as a consultant as of the date hereof and for a period of three (3) years (the "Term").

                                    ARTICLE 4

                                      FEES

4.1 Syscan agrees to pay 2977541 for consulting services rendered only and directly by Benoit to Syscan the amount of $1,000 per day, payable monthly. Based on a minimum of 200 days per year, this represents approximately $600,000 in service fees for three years.


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                                    ARTICLE 5

                                   TERMINATION

5.1 BY SYSCAN. Notwithstanding any other provision of this Agreement, Syscan may terminate 2977541's consultancy at any time by written notice upon payment of 1/3 of the balance of the service fees provided in Article 4.

5.2 INSURANCE. Syscan and 2977541 agree that Syscan will fund life insurance coverage for Benoit at a minimum of $1.0 million payable to Syscan in the event of the death or long term disability of Benoit.

                                    ARTICLE 6

                                 NON COMPETITION

6.1 NON COMPETITION. In consideration of the present Agreement, 2977541 and Benoit hereby agree that they shall not, for a period of two (2) years from the date of termination of the present Agreement, on their own behalf or on behalf of any Person, directly or indirectly, in any capacity whatsoever including, without limitation, as an employer, employee, mandator, mandatory, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licenser, licensee, franchiser, franchisee, distributor, consultant, supplier, trustee or by, through or in connection with any Person, carry on or be engaged in or have any financial or other interest in or be otherwise commercially involved in any endeavour, activity or business in all or any country or territory in which Syscan has established a market that is the same or substantially the same as the business presently exploited by Syscan or in competition with such business.

                                    ARTICLE 7

                                    GUARANTEE

7.1 AXYN Canada and AXYN hereby agree to perform all the obligations of Syscan under this agreement, should Syscan fail to do so.

                                    ARTICLE 8

                                  MISCILLANEOUS

8.1 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. This Agreement may be executed by telecopier and such execution shall be valid and binding upon the parties hereto.

8.2 FURTHER ASSURANCES. The parties hereto agree to promptly do, make, execute, deliver or cause to be done, made, executed or delivered all such further acts, documents and things as the other party hereto may reasonably require for the purpose of giving affect to this Agreement.


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8.3     LANGUAGE. The parties acknowledge that they have required that the present Agreement be drawn up in English. Les parties reconnaissent avoir exige la redaction en anglais de la presente convention.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.


                                       SYSCAN INTERNATIONAL INC.


                                       PER:

                                       2977541 CANADA INC.



                                       PER:

                                       DANIEL C. BENOIT


                                       AXYN CANA DA CORPORATION

                                       PER:



                                       AXYN CORPORATION

                                       PER:

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EMPLOYMENT AGREEMENT

THIS AGREEMENT made the 30" day of June 1999.

BETWEEN:

                                   SYSCAN INTERNATIONAL INC., a corporation incorporated under the laws of Canada,

                                   (hereinafter called "SYSCAN

                                   OF THE FIRST PART

AND:

                                   SYLVAIN BENOIT, businessman of Montreal,
                                   Quebec,

                                   (hereinafter called "BENOIT")

                                   OF THE SECOND PART

AND:

                                   AXYN CANADA CORPORATION, a corporation
                                   incorporated under the laws of Ontario,

                                   (hereinafter called "AXYN CANADA")

                                   OF THE THIRD PART

AND:

                                   AXYNCORPORATION, a corporation incorporated under the laws of Colorado,

                                   (hereinafter called "AXYN")

                                   OF THE FOURTH PART

WHEREAS AXYN Canada, AXYN, 2977541 Canada Inc. and Daniel Benoit have entered into a purchase agreement concurrently with the present Agreement in virtue of which 2977541 Canada Inc. and Daniel Benoit have agreed to sell, assign and transfer to AXYN Canada which has agreed to purchase from 2977541 Canada Inc. and Benoit, 10,460,031 issued and outstanding common shares in the capital stock of Syscan.


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AND WHEREAS Syscan wishes to retain Benoit as a employee for a period of 3 years,

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT the parties hereto agree as follow:

                                    ARTICLE 1

                                 INTERPRETATION

1.1 Definitions. In this Agreement, the following terms shall have the following meanings:

        a) "AGREEMENT" means this Employment Agreement and all instrument delivered pursuant hereto or in amendment or confirmation hereof; "hereof', "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article or Section; "Article" or "Section" means and refers to the specified article or Section of this Agreement;

        b) "PERSON" includes an individual, partnership, corporation, unincorporated organization, trust, joint venture, the Crown or anyagency or instrumentality thereof or any juridical entity.

1.2 DIVISION, HEADINGS, INDEX. The division of this Agreement into Articles, Sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3 GENDER AND NUMBER. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4 PROPER LAW OF AGREEMENT. This Agreement shall be governed and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein and shall be treated, in all respects, as an Quebec contract. Each party hereby irrevocably attorns to and submits to the exclusive jurisdiction of the Courts of Quebec with respect to any matter arising hereunder or related hereto.

1.5 INVALIDITY OF PROVISIONS. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or unenforceability of any other provision hereof and any such invalid or unenforceability provision shall be deemed to be severable.

1.6 ENTIRE AGREEMENT. This Agreement, together with the agreements and other documents to be delivered pursuant hereto, constitute the entire agreement


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        between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or referred to herein. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

1.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, executors, egal representatives, successors and permitted assigns.

1.8 CURRENCY. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in Canadian funds.

1.9 TENDER. Any tender of documents or money hereunder may be made upon the parties or their respective counsel and money be tendered by official bank draft drawn upon a Canadian chartered bank or by negotiable cheque payable in Canadian funds and certified by a Canada chartered bank or trust company.

                                    ARTICLE 2

                           RESIGNATION AND EMPLOYMENT

2.1 RESIGNATION. Subject to the employment agreement provided in paragraph 2.2., Benoit hereby resigns from all his functions and offices at Syscan, including as employee of Syscan.

2.2 EMPLOYMENT. Syscan hereby employs Benoit to perform certain duties and services for Syscan.

                                    ARTICLE 3

                                      TERM

3.1 Subject to the provisions of Article 5 provided hereinunder, the employment shall commence as of the date hereof for a period of three
        (3) years (the.'Term")


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                                    ARTICLE 4

                                  REMUNERATION

4.1 Syscan agrees to remunerate Benoit for the services rendered by Benoit to Syscan described herein an annual base salary of $65,000.00 payable in 26 consecutive equal installments.

                                    ARTICLE 5

                                   TERMINATION

5.1 BY SYSCAN. Notwithstanding any other provision of this Agreement, Syscan may terminate Benoit's employment at any time by written notice upon payment of one (1) year salary as indemnity and severance pay.

5.2 BY REASON OF DEATH, LONG TERM DISABILITY, RETIREMENT OR VOLUNTARY TERMINATION OF WORK. In the event of (i) the death of Benoit; (ii) the retirement of Benoit, (iii) a voluntary termination of Benoit's employment, and (vi) a long term disability that prevents Benoit from performing its duties for a period of 6 months or more, thereafter the present Agreement will be terminated and any remuneration or benefits to which Benoit may be entitled hereunder shall immediately terminate.

                                    ARTICLE 6

                                    GUARANTEE

6.1 AXYN Canada and AXYN hereby agree to perform all the obligations of Syscan under this agreement, should Syscan fail to do so.

                                    ARTICLE 7

                                  MISCELLANEOUS

7.1 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. This Agreement may be executed by telecopier and such execution shall be valid and binding upon the parties hereto.

7.2 FURTHER ASSURANCES. The parties hereto agree to promptly do, make, execute, deliver or cause to be done, made, executed or delivered all such further acts, documents and things as the other party hereto may reasonably require for the purpose of giving effect to this Agreement.


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7.3     LANGUAGE. The parties acknowledge that they have required that the present Agreement be drawn up in English. Les parties reconnaissent avoir exige la redaction en anglais de la presente convention.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

                                       SYSCAN INTERNATIONAL INC.


                                       Per:

                                       SYLVAIN BENOIT


                                       AXYN CANADA CORPORATION


                                       Per:

                                       AXYN.CORPO RATION

                                       Per: